                                                                    Exhibit 99.1

                                                             For Information
                                                             ---------------
                                                             Mark A. Hellerstein
                                                             Robert T. Hanley
                                                             303-861-8140

           ST. MARY REPORTS RECORD RESULTS FOR FIRST QUARTER 2005 AND
                                UPDATES GUIDANCE

DENVER, May 3, 2005 - St. Mary Land & Exploration Company (NYSE: SM) today reported record earnings for the first quarter 2005 of $35.1 million or $0.54 per diluted share, which reflects the two-for-one stock split effected in the form of a stock dividend distributed on March 31, 2005. First quarter 2004 earnings were $21.4 million or $0.33 per diluted share. Revenues for the first quarter of 2005 were a record $143.8 million compared to $96.5 million for the first quarter of 2004. First quarter Discretionary Cash Flow(1) increased to a record $90.8 million in the first quarter of 2005 from $56.2 million in the first quarter of 2004.

Daily oil and gas production during the first quarter 2005 averaged a record
229.4 million cubic feet of gas equivalent (MMCFE), up from 202.8 MMCFE in the comparable 2004 period. Average prices realized during the quarter were $6.22 per Mcf and $45.37 per barrel, 20% and 61% higher, respectively, than the realized prices in the first quarter of 2004.

Mark Hellerstein, Chairman, President and CEO, commented, "This was another excellent quarter at St. Mary. We closed the Agate acquisition in January and had good drilling results. The addition of the previously announced Cromwell play to our other multi-year drilling programs gives us a solid base for future growth. We anticipate our drilling program will provide an increasing rate of production throughout the year."

The Company's forecasts for the second quarter and the full year 2005 are shown below.
                                        2nd Quarter                   Year
                                       -------------                --------
Oil and gas production                 20.5 - 21.5 BCFE         83.0 - 87.0 BCFE
Lease operating expenses,
  including production taxes
  and transportation                 $1.45 - $1.55/MCFE       $1.52 - $1.57/MCFE
General and administrative exp.      $0.32 - $0.37/MCFE       $0.31 - $0.36/MCFE
Depreciation, depletion & amort. $1.47 - $1.52/MCFE       $1.50 - $1.55/MCFE

Operational updates for the first quarter 2005 were provided in the Company's
April 11, 2005 press release.

As previously announced, the St. Mary first quarter earnings teleconference call is scheduled for May 4 at 8:00 am (MDT). The call participation number is
888-424-5231. A replay of the conference call will be available two hours after the completion of the call, 24 hours per day through May 13 at 800-642-1687, conference number 5396566. International participants can dial 706-634-6088 to take part in the conference call, and can access a replay of the call at
706-645-9291, conference number 5396566. In addition the call will be broadcast live at St. Mary's website at www.stmaryland.com and this press release and
                              ------------------
financial highlights attachment will be available before the call at
www.stmaryland.com under "News--Press Releases." An audio recording of the
------------------
conference call will be available at that site through May 31.

This release contains forward looking statements within the meaning of securities laws, including forecasts and projections. The words "will,"
"believe," "anticipate," "intend," "estimate," "forecast" and "expect" and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause St. Mary's actual results to differ materially from results expressed or implied by the forward looking statements. These risks include such factors as the uncertain nature of the expected benefits from the acquisition of oil and gas properties, the volatility and level of oil and natural gas prices, unexpected drilling conditions and results, the risks of various exploration strategies, production rates and reserve replacement, the imprecise nature of oil and gas reserve estimates, drilling and operating service availability, uncertainties in cash flow, the financial strength of hedge contract counterparties, the availability of economically attractive exploration and development and property acquisition opportunities and any necessary financing, competition, litigation, environmental matters, the potential impact of government regulations, and other such matters discussed in the "Risk Factors" section of St. Mary's 2004 Annual
Report on Form 10-K filed with the SEC. Although St. Mary may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

  (1)    Discretionary cash flow is computed as net income plus
         depreciation, depletion, amortization, impairments, deferred taxes, exploration expense, stock based compensation expense and non-cash changes in the Net Profits Plan liability, less the cumulative effect of unrealized derivative loss. See the attached financial highlights for a reconciliation of
         discretionary cash flow to net cash provided by operating
         activities, a presentation of other cash flow information, and a statement indicating why management believes the
         presentation of the non-GAAP measure of discretionary cash flow provides useful information to investors.

                                    PR-05-09
                                      ###

                        ST. MARY LAND & EXPLORATION COMPANY FINANCIAL HIGHLIGHTS
                                              March 31, 2005
                                               (Unaudited)

PRODUCTION DATA                                     Three Months Ended
---------------                                           March 31,                     Percent
                                                -----------------------------
                                                  2005              2004                 Change
                                                -----------------------------
Average realized price, net of hedging:
    Gas (per Mcf)                                $    6.22         $    5.20                20%
    Oil (per Bbl)                                $   45.37         $   28.20                61%

Production:
    Gas (MMcf)                                      12,047            11,613                 4%
    Oil (MBbls)                                      1,433             1,141                26%
    MMCFE (6:1)                                     20,647            18,456                12%

Daily production:
    Gas (Mcf per day)                              133,852           127,614                 5%
    Oil (Bbls per day)                              15,927            12,533                27%
    MCFE per day (6:1)                             229,416           202,812                13%

Margin analysis per MCFE:
    Average net realized price, net of hedging   $    6.78         $    5.02                35%
    Oil and gas production costs                      1.56              1.28                22%
    General and administrative costs                  0.29              0.30                -3%
                                                -----------------------------
        Operating margin                         $    4.93         $    3.44                43%
                                                -----------------------------
    Depletion, depreciation & amortization   $    1.46         $    1.12                30%

INCOME STATEMENT
----------------
(In thousands, except per share amounts)            Three Months Ended
                                                          March 31,
                                                -----------------------------
                                                  2005              2004
                                                -----------------------------

Operating Revenues:
    Oil and gas production revenue               $ 138,370         $ 101,206
    Oil and gas hedge gain (loss)                    1,560            (8,599)
    Marketed gas revenue                             3,396             3,573
    Gain on sale of proved properties                  -                 195
    Other revenue                                      492               107
                                                -----------------------------
                                                   143,818            96,482
                                                -----------------------------
Operating expenses:
    Oil and gas production expense                  32,159            23,543
    Depletion, depreciation, amortization
        and abandonment liability accretion         30,074            20,626
    Exploration                                      7,083             4,631
    Abandonment and impairment of
        unproved properties                          1,870               922
    General and administrative                       5,986             5,577
    Change in Net Profits Plan liability             4,221             2,160
    Marketed gas operating expense                   3,125             3,411
    Derivative loss (gain)                           1,129              (852)
    Other expense                                      514               585
                                                -----------------------------
                                                    86,161            60,603
                                                -----------------------------

Income from operations                              57,657            35,879
    Interest income                                     82               144
    Interest expense                                (1,944)           (1,488)
                                                -----------------------------
Income before income taxes                          55,795            34,535
    Income tax expense - current                    10,423             5,901
    Income tax expense - deferred                   10,269             7,185
                                                -----------------------------
Net income                                       $  35,103         $  21,449
                                                =============================

Basic weighted-avg shares outstanding               57,231            59,549
                                                ===========       ===========
Diluted weighted-avg shares outstanding             67,047            68,383
                                                ===========       ===========

Basic net income per common share                $    0.61         $    0.36
                                                ===========       ===========

Diluted net income per common share              $    0.54         $    0.33
                                                ===========       ===========

BALANCE SHEET
-------------
(In thousands)                                   Mar 31,           Dec 31,
                                                  2005              2004
                                                -----------------------------
    Working capital (deficit)                    $    (959)        $  12,035
    Long-term debt                               $ 146,814         $ 136,791
    Stockholders' equity                         $ 500,290         $ 484,455

    Shares outstanding - permanent equity           57,233            56,958

PROVEN RESERVES
---------------                                  Dec 31,           Dec 31,
                                                  2004              2003
                                                -----------       -----------
    Oil (MBbls)                                     56,574            47,787
    Gas (MMcf)                                     319,196           307,024
                                                -----------       -----------
    MMCFE (6:1)                                    658,638           593,744
                                                ===========       ===========

CASH FLOW
---------
(In thousands)

Reconciliation of Discretionary Cash Flow
to Net Cash Provided by Operating Activities:
                                                    Three Months Ended
                                                          March 31,
                                                -----------------------------
                                                  2005              2004
                                                -----------------------------
Discretionary Cash Flow (1)                     $   90,784         $  56,192

Gain on property sales                                   -              (195)
Exploration exp, excluding
  exploratory dry hole exp                          (6,883)           (5,660)
Minority interest & other                        1,046             1,161
Changes in working capital and deferred taxes        7,184           (11,580)
                                                -----------       -----------
Net Cash Provided by Operating Activities       $   92,131        $   39,918
                                                ===========       ===========

Net Cash Used in Investing Activities           $  (94,278)       $  (41,472)
                                                ===========       ===========

Net Cash Provided by Financing Activities       $   13,249        $    4,533
                                                ===========       ===========

 (1)Discretionary cash flow is computed as net income plus depreciation, depletion, amortization, impairments, deferred taxes, exploration expense, stock-based compensation expense, and non-cash changes in the Net Profits
    Plan liability less the cumulative effect of unrealized derivative loss. The non-GAAP measure of discretionary cash flow is presented since management believes that it provides useful additional information to investors for analysis of St. Mary's ability to internally generate funds for exploration, development and acquisitions. In addition, discretionary cash flow is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions.
    Discretionary cash flow should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, profitability, cash flow or liquidity measures prepared under GAAP. Since discretionary cash flow excludes some, but not all, items that affect net income and net cash provided by operating activities and may vary among companies, the discretionary cash flow amounts presented may not be comparable to similarly titled measures of other companies.